UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2013

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

600 Montgomery Street, 13th Floor, San Francisco, California 94111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on January 15, 2013 by Diamond Foods, Inc. (the “Company”) in order to update information disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s annual meeting of shareholders held on January 14, 2013 (the “Annual Meeting”).

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal regarding the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, i.e. future “say-on-pay” votes. As previously reported by the Company, a majority of the votes cast on the frequency proposal were cast in favor of holding the “say-on-pay” vote on an annual basis.

In consideration of the stockholder vote at the Annual Meeting on the frequency proposal, the Company’s Board of Directors decided that the Company will hold an advisory “say-on-pay” vote on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: March 13, 2013	By:	/s/ Stephen Kim
		Name:	Stephen Kim
		Title:	Sr. Vice President, General Counsel

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